Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-256666 and 333-219304) and Form S-8 (Nos. 333-141903, 333-152824, 333-173862, 333-181117, 333-187243, 333-194477, 333-202680, 333-206128, 333-212615, 333-224503, 333-249866 and 333-257506) of Madrigal Pharmaceuticals, Inc. of our report dated February 24, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 23, 2023